Contact:     Pete Bakel      Resource Center: 1-800-232-6643
    202-752-2034                                     Exhibit 99.1
Date:    October 31, 2024

Fannie Mae Reports Net Income of $4.0 Billion for Third Quarter 2024

•	$4.0 billion net income for the third quarter of 2024, with net worth reaching $90.5 billion as of September 30, 2024
“Fannie Mae had a strong third quarter, earning $4.0 billion in net income and marking our twenty-seventh quarter of consecutive, positive results. This demonstrates our continued progress in transforming our business and strengthening our balance sheet, so that we fulfill our mission in any economic environment. Our net worth increased to $90.5 billion and, since the start of the year, we’ve reduced our minimum regulatory capital shortfall by $17 billion. Despite ongoing challenges in housing affordability, we provided $106 billion in liquidity, helping 383,000 households to buy, refinance, or rent homes. We remain dedicated to being a consistent source of liquidity and stability for America’s housing finance system, managing risks effectively, and helping to shape a housing market that sees and serves more people.”

Priscilla Almodovar
President & Chief Executive Officer

•	Net income decreased $440 million in the third quarter of 2024 compared with the second quarter of 2024, primarily driven by a decrease in fair value gains and a decrease in benefit for credit losses

•	$106 billion in liquidity provided in the third quarter of 2024, which enabled the financing of approximately 383,000 home purchases, refinancings, and rental units

•
Acquired approximately 231,000 single-family purchase loans, of which approximately half were for first-time homebuyers, and approximately 50,000 single-family refinance loans during the third quarter of 2024

•
Financed approximately 103,000 units of multifamily rental housing in the third quarter of 2024; a significant majority were affordable to households earning at or below 120% of area median income, providing support for both workforce and affordable housing

•	Home prices grew 0.9% on a national basis in the third quarter of 2024 according to the Fannie Mae Home Price Index

•	The U.S. weekly average 30-year fixed-rate mortgage rate decreased from 6.86% as of the end of the second quarter of 2024 to 6.08% as of the end of the third quarter of 2024

Q3 2024 Key Results

$90.5 Billion Net Worth	$274 Billion Supporting Housing Activity

Increase of $4.0 billion in the third quarter of 2024	SF Home Purchases	SF Refinancings	MF Rental Units

$4.0 Billion Net Income for Q3 2024	Serious Delinquency Rates

Decrease of $440 million compared with second quarter 2024	Single-Family SDQ Rate	Multifamily SDQ Rate

Third Quarter 2024 Results	1

Summary of Financial Results

(Dollars in millions)	Q324	Q224	Variance	% Change	Q323	Variance	% Change
Net interest income	$7,275	$7,268	$7	— %*	$7,220	$55	1%
Fee and other income	66	68	(2)	(3)%	76	(10)	(13)%
Net revenues	7,341	7,336	5	— %*	7,296	45	1%
Investment gains (losses), net	12	(62)	74	NM	8	4	50%
Fair value gains (losses), net	52	447	(395)	(88)%	795	(743)	(93)%
Administrative expenses	(925)	(939)	14	1%	(897)	(28)	(3)%
Benefit (provision) for credit losses	27	300	(273)	(91)%	652	(625)	(96)%
TCCA fees	(862)	(859)	(3)	— %*	(860)	(2)	— %*
Credit enhancement expense(1)	(411)	(405)	(6)	(1)%	(390)	(21)	(5)%
Change in expected credit enhancement recoveries	89	37	52	141%	(128)	217	NM
Other expenses, net(2)	(270)	(251)	(19)	(8)%	(535)	265	50%
Income before federal income taxes	5,053	5,604	(551)	(10)%	5,941	(888)	(15)%
Provision for federal income taxes	(1,009)	(1,120)	111	10%	(1,242)	233	19%
Net income	$4,044	$4,484	$(440)	(10)%	$4,699	$(655)	(14)%

Total comprehensive income	$4,047	$4,477	$(430)	(10)%	$4,681	$(634)	(14)%
Net worth	$90,530	$86,483	$4,047	5%	$73,725	$16,805	23%

NM - Not meaningful
* Represents less than 0.5%

(1) Consists of costs associated with freestanding credit enhancements, which primarily include the company’s Connecticut Avenue Securities® (“CAS”) and Credit Insurance Risk TransferTM programs, enterprise-paid mortgage insurance, and certain lender risk-sharing programs.

(2) Includes debt extinguishment gains and losses, expenses associated with legal claims, foreclosed property income (expense), gains and losses from partnership investments, housing trust fund expenses, loan subservicing costs, and servicer fees paid in connection with certain loss mitigation activities.

Financial Highlights

Net income decreased $440 million in the third quarter of 2024 compared with the second quarter of 2024, primarily driven by a decrease in fair value gains and a decrease in benefit for credit losses.

• Net interest income remained relatively flat in the third quarter of 2024 compared with the second quarter of 2024.

•
Fair value gains were $52 million in the third quarter of 2024, compared with $447 million in the second quarter of 2024. Fair value gains in the third quarter of 2024 were primarily due to declining interest rates during the quarter.

•
Benefit for credit losses was $27 million in the third quarter of 2024, compared with $300 million in the second quarter of 2024. The benefit for credit losses in the third quarter of 2024 reflects a $451 million single-family benefit for credit losses, mostly offset by a $424 million multifamily provision for credit losses.
• The single-family benefit for credit losses in the third quarter of 2024 was primarily driven by a benefit from forecasted home price growth and a benefit from actual and projected interest rates, partially offset by a provision on newly acquired loans.
• The multifamily provision for credit losses in the third quarter of 2024 was primarily driven by adjustable-rate conventional loans that were written down during the period. In addition, compared to its previous forecast, the company expects further slight decreases in projected multifamily property values and that it will take longer for those property values to improve. The company’s multifamily allowance also reflects uncertainty relating to property values and the ongoing investigation of multifamily lending transactions with suspected fraud.

Third Quarter 2024 Results	2

Single-Family Business Financial Results

(Dollars in millions)	Q324	Q224	Variance	% Change	Q323	Variance	% Change
Net interest income	$6,131	$6,096	$35	1%	$6,074	$57	1%
Fee and other income	48	51	(3)	(6)%	56	(8)	(14)%
Net revenues	6,179	6,147	32	1%	6,130	49	1%
Investment gains (losses), net	9	(70)	79	NM	9	—	—%
Fair value gains (losses), net	(8)	454	(462)	NM	742	(750)	NM
Administrative expenses	(766)	(784)	18	2%	(745)	(21)	(3)%
Benefit (provision) for credit losses	451	548	(97)	(18)%	736	(285)	(39)%
TCCA fees	(862)	(859)	(3)	— %*	(860)	(2)	— %*
Credit enhancement expense	(336)	(333)	(3)	(1)%	(335)	(1)	— %*
Change in expected credit enhancement recoveries	(45)	(47)	2	4%	(170)	125	74%
Other expenses, net	(218)	(218)	—	—%	(411)	193	47%
Income before federal income taxes	4,404	4,838	(434)	(9)%	5,096	(692)	(14)%
Provision for federal income taxes	(890)	(983)	93	9%	(1,071)	181	17%
Net income	$3,514	$3,855	$(341)	(9)%	$4,025	$(511)	(13)%

Average charged guaranty fee on new conventional acquisitions, net of TCCA fees	54.1 bps	51.9 bps	2.2 bps	4%	54.3 bps	(0.2) bps	— %*
Average charged guaranty fee on conventional guaranty book of business, net of TCCA fees	47.7 bps	47.6 bps	0.1 bps	— %*	47.0 bps	0.7 bps	1%
NM - Not meaningful
* Represents less than 0.5%

Key Business Highlights

•
Single-family conventional acquisition volume was $93.1 billion in the third quarter of 2024, compared with $85.9 billion in the second quarter of 2024. Purchase acquisition volume, of which approximately half was for first-time homebuyers, increased to $80.0 billion in the third quarter of 2024 from $74.5 billion in the second quarter of 2024. Refinance acquisition volume was $13.1 billion in the third quarter of 2024, an increase from $11.4 billion in the second quarter of 2024.

•
The average single-family conventional guaranty book of business increased by $882 million to $3,625.7 billion in the third quarter of 2024 compared with the second quarter of 2024, driven by acquisitions outpacing loan paydowns and liquidations during the quarter. The overall credit characteristics of the single-family conventional guaranty book of business remained strong, with a weighted-average mark-to-market loan-to-value ratio of 50% and a weighted-average FICO credit score at origination of 753 as of September 30, 2024.

•
The average charged guaranty fee, net of TCCA fees, on the single-family conventional guaranty book remained relatively flat at 47.7 basis points in the third quarter of 2024. The average charged guaranty fee on newly acquired single-family conventional loans, net of TCCA fees, increased to 54.1 basis points in the third quarter of 2024.

•
The single-family serious delinquency rate increased to 0.52% as of September 30, 2024 from 0.48% as of June 30, 2024. Single-family seriously delinquent loans are loans that are 90 days or more past due or in the foreclosure process.

Third Quarter 2024 Results	3

Multifamily Business Financial Results

(Dollars in millions)	Q324	Q224	Variance	% Change	Q323	Variance	% Change
Net interest income	$1,144	$1,172	$(28)	(2)%	$1,146	$(2)	— %**
Fee and other income	18	17	1	6%	20	(2)	(10)%
Net revenues	1,162	1,189	(27)	(2)%	1,166	(4)	— %**
Fair value gains (losses), net	60	(7)	67	NM	53	7	13%
Administrative expenses	(159)	(155)	(4)	(3)%	(152)	(7)	(5)%
Benefit (provision) for credit losses	(424)	(248)	(176)	(71)%	(84)	(340)	NM
Credit enhancement expense	(75)	(72)	(3)	(4)%	(55)	(20)	(36)%
Change in expected credit enhancement recoveries	134	84	50	60%	42	92	NM
Other expenses, net*	(49)	(25)	(24)	(96)%	(125)	76	61%
Income before federal income taxes	649	766	(117)	(15)%	845	(196)	(23)%
Provision for federal income taxes	(119)	(137)	18	13%	(171)	52	30%
Net income	$530	$629	$(99)	(16)%	$674	$(144)	(21)%

Average charged guaranty fee rate on multifamily guaranty book of business, at period end	75.1 bps	75.5 bps	(0.4) bps	(1)%	76.8 bps	(1.7) bps	(2)%
NM - Not meaningful
* Includes investment gains or losses and other income or expenses.
** Represents less than 0.5%

Key Business Highlights

•	New multifamily business volume was $13.2 billion in the third quarter of 2024, compared with $9.3 billion in the second quarter of 2024.

•
The multifamily guaranty book of business grew by 1% in the third quarter of 2024 to $485.6 billion, driven by the company’s acquisitions combined with low prepayment volumes due to the high interest rate environment.

•
The average charged guaranty fee on the multifamily guaranty book of business declined slightly in the third quarter to 75.1 basis points as of September 30, 2024, primarily due to lower average charged fees on the company’s third quarter 2024 acquisitions as compared with the existing loans in the multifamily guaranty book of business.

•
The multifamily serious delinquency rate increased to 0.56% as of September 30, 2024 from 0.44% as of June 30, 2024, due to a portfolio of approximately $600 million of adjustable-rate conventional loans that became seriously delinquent in the third quarter of 2024. Multifamily seriously delinquent loans are loans that are 60 days or more past due.

Third Quarter 2024 Results	4

Additional Matters

Fannie Mae’s Condensed Consolidated Balance Sheets and Condensed Consolidated Statements of Operations and Comprehensive Income for the third quarter of 2024 are available in the accompanying Annex; however, investors and interested parties should read the company’s Third Quarter 2024 Form 10-Q, which was filed today with the Securities and Exchange Commission and is available on Fannie Mae’s website, www.fanniemae.com. The company provides further discussion of its financial results and condition, credit performance, and other matters in its Third Quarter 2024 Form 10-Q. Additional information about the company’s financial and credit performance is contained in Fannie Mae’s “Q3 2024 Financial Supplement” at www.fanniemae.com.

# # #

Fannie Mae provides website addresses in its news releases solely for readers’ information. Other content or information appearing on these websites is not part of this release.

Fannie Mae advances equitable and sustainable access to homeownership and quality, affordable rental housing for millions of people across America. We enable the 30-year fixed-rate mortgage and drive responsible innovation to make homebuying and renting easier, fairer, and more accessible. To learn more, visit fanniemae.com.

Third Quarter 2024 Results	5

ANNEX
FANNIE MAE
(In conservatorship)
Condensed Consolidated Balance Sheets — (Unaudited)
(Dollars in millions)

	As of
	September 30, 2024	December 31, 2023
ASSETS
Cash and cash equivalents	$38,146	$35,817
Restricted cash and cash equivalents (includes $31,314 and $25,836, respectively, related to consolidated trusts)	38,626	32,889
Securities purchased under agreements to resell	18,065	30,700
Investments in securities, at fair value	61,790	53,116
Mortgage loans:
Loans held for sale, at lower of cost or fair value	1,278	2,149
Loans held for investment, at amortized cost:
Of Fannie Mae	51,455	48,199
Of consolidated trusts	4,093,581	4,094,013
Total loans held for investment (includes $3,255 and $3,315, respectively, at fair value)	4,145,036	4,142,212
Allowance for loan losses	(7,656)	(8,730)
Total loans held for investment, net of allowance	4,137,380	4,133,482
Total mortgage loans	4,138,658	4,135,631
Advances to lenders	2,595	1,389
Deferred tax assets, net	10,968	11,681
Accrued interest receivable (includes $10,703 and $10,132, respectively, related to consolidated trusts)	11,277	10,724
Other assets	14,431	13,490
Total assets	$4,334,556	$4,325,437
LIABILITIES AND EQUITY
Liabilities:
Accrued interest payable (includes $10,724 and $10,212, respectively, related to consolidated trusts)	$11,451	$10,931
Debt:
Of Fannie Mae (includes $451 and $761, respectively, at fair value)	121,715	124,065
Of consolidated trusts (includes $13,237 and $14,343, respectively, at fair value)	4,096,063	4,098,653
Other liabilities (includes $1,673 and $1,713, respectively, related to consolidated trusts)	14,797	14,106
Total liabilities	4,244,026	4,247,755
Commitments and contingencies (Note 14)	—	—
Fannie Mae stockholders’ equity:
Senior preferred stock (liquidation preference of $207,982 and $195,224, respectively)	120,836	120,836
Preferred stock, 700,000,000 shares are authorized—555,374,922 shares issued and outstanding	19,130	19,130
Common stock, no par value, no maximum authorization—1,308,762,703 shares issued and 1,158,087,567 shares outstanding	687	687
Accumulated deficit	(42,755)	(55,603)
Accumulated other comprehensive income	32	32
Treasury stock, at cost, 150,675,136 shares	(7,400)	(7,400)
Total stockholders’ equity	90,530	77,682
Total liabilities and equity	$4,334,556	$4,325,437

See Notes to Condensed Consolidated Financial Statements in the Third Quarter 2024 Form 10-Q

Third Quarter 2024 Results	6

FANNIE MAE
(In conservatorship)
Condensed Consolidated Statements of Operations and Comprehensive Income — (Unaudited)
(Dollars in millions, except per share amounts)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,

	2024	2023	2024	2023
Interest income:
Investments in securities	$993	$1,075	$2,829	$3,157
Mortgage loans	36,390	33,711	107,223	98,503
Other	629	629	2,033	1,665
Total interest income	38,012	35,415	112,085	103,325
Interest expense:
Short-term debt	(137)	(201)	(462)	(503)
Long-term debt	(30,600)	(27,994)	(90,057)	(81,781)
Total interest expense	(30,737)	(28,195)	(90,519)	(82,284)
Net interest income	7,275	7,220	21,566	21,041
Benefit (provision) for credit losses	27	652	507	1,786
Net interest income after benefit (provision) for credit losses	7,302	7,872	22,073	22,827
Investment gains (losses), net	12	8	(28)	(34)
Fair value gains (losses), net	52	795	979	1,403
Fee and other income	66	76	206	209
Non-interest income	130	879	1,157	1,578
Administrative expenses:
Salaries and employee benefits	(500)	(477)	(1,507)	(1,424)
Professional services	(203)	(211)	(622)	(587)
Other administrative expenses	(222)	(209)	(664)	(618)
Total administrative expenses	(925)	(897)	(2,793)	(2,629)
TCCA fees	(862)	(860)	(2,581)	(2,571)
Credit enhancement expense	(411)	(390)	(1,235)	(1,115)
Change in expected credit enhancement recoveries	89	(128)	189	(168)
Other expenses, net	(270)	(535)	(720)	(922)
Total expenses	(2,379)	(2,810)	(7,140)	(7,405)
Income before federal income taxes	5,053	5,941	16,090	17,000
Provision for federal income taxes	(1,009)	(1,242)	(3,242)	(3,535)
Net income	4,044	4,699	12,848	13,465
Other comprehensive income (loss)	3	(18)	—	(17)
Total comprehensive income	$4,047	$4,681	$12,848	$13,448
Net income	$4,044	$4,699	$12,848	$13,465
Dividends distributed or amounts attributable to senior preferred stock	(4,047)	(4,681)	(12,848)	(13,448)
Net income (loss) attributable to common stockholders	$(3)	$18	$—	$17
Earnings per share:
Basic	$0.00	$0.00	$0.00	$0.00
Diluted	0.00	0.00	0.00	0.00
Weighted-average common shares outstanding:
Basic	5,867	5,867	5,867	5,867
Diluted	5,867	5,893	5,893	5,893

See Notes to Condensed Consolidated Financial Statements in the Third Quarter 2024 Form 10-Q

Third Quarter 2024 Results	7